Exhibit 10.1

Amendment to Loan and Security Agreement

Borrower:	Motricity, Inc.

Address:	601 108th Avenue NE, Suite 990 Bellevue, Washington 98004

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 4, 2011 and is by and between SILICON VALLEY BANK (“Bank”) and MOTRICITY, INC. a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of June 27, 2007, as amended by that certain Amendment to Loan and Security Agreement dated as of April 13, 2009, as amended by that certain Amendment to Loan and Security Agreement dated as of September 25, 2009, as amended by that certain Loan and Security Agreement dated as of December 23, 2009, as amended by that certain Consent and Amendment Agreement dated as of June 7, 2010, as modified by that certain Consent Agreement dated as of January 27, 2011 and as amended by that certain Amendment to Loan and Security Agreement dated as of April 11, 2011 (as so amended and as otherwise modified from time to time being the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank extend the current maturity date to October 12, 2011 and make certain other modifications as set forth herein, and Bank is agreeable to Borrower’s request based on the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows, effective as of the date hereof:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Modification to Sublimit Provision. Section 2.1.1-4 of the Loan Agreement that currently reads as follows:

“2.1.1-4 Overall Aggregate Sublimit. In no event shall the total amount of (i) outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (ii) the FX Reserve, and (iii) the

amount of the Revolving Line utilized for Cash Management Services, at any time exceed $1,000,000 in the aggregate (the “Overall Sublimit”).”

is hereby amended to read as follows:

“2.1.1-4 Overall Aggregate Sublimit. In no event shall the total amount of (i) outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (ii) the FX Reserve, and (iii) the amount of the Revolving Line utilized for Cash Management Services, at any time exceed $3,000,000 in the aggregate (the “Overall Sublimit”).”

3. Amendment to Revolving Line Maturity Date. The definition of “Revolving Line Maturity Date” contained in Section 14.1 of the Loan Agreement is hereby amended to read as follows:

“ ‘Revolving Line Maturity Date’ is October 12, 2011.”

4. General Provisions.

4.1 The agreements set forth in this Amendment are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed (a) to be an amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Fee. Borrower shall pay to Bank an extension loan fee of $10,000 in connection herewith, which shall be in addition to interest and all other fees and amounts payable under the Loan Agreement, and which shall not be refundable.

6. Bank Expenses. Borrower agrees to reimburse Bank for all its reasonable costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.

7. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Consent by Guarantors

Each of the undersigned parties that is a guarantor under its respective Unconditional Guaranty in favor of Silicon Valley Bank with respect to the indebtedness and obligations of Motricity, Inc. hereby consents to the terms and conditions set forth in the foregoing Amendment and hereby expressly acknowledges and agrees that its Guaranty and each of the other loan documents to which it is a party remain in full force and effect.

MOTRICITY (UK) LIMITED

By:	/s/ Ryan K. Wuerch
Name:	Ryan K. Wuerch
Title:	CEO & Founder

POWER BY HAND, LLC, an Oklahoma limited liability company

By:	Motricity, Inc, a Delaware corporation, its sole member

By:	/s/ Ryan K. Wuerch
Name:	Ryan K. Wuerch
Title:	CEO & Founder

MOTRICITY CANADA, LTD.

By:	/s/ Ryan K. Wuerch
Name:	Ryan K. Wuerch
Title:	CEO & Founder

GSM INFORMATION NETWORK B.V.

By:	/s/ Ryan K. Wuerch
Name:	Ryan K. Wuerch
Title:	CEO & Founder

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		MOTRICITY, INC.

By:	/s/ Jay Wefel	By:	/s/ Allyn P. Hebner
Name:	Jay Wefel	Name:	Allyn P. Hebner
Title:	Relationship Manager	Title:	Chief Financial Officer

[Signature Page to Amendment to Loan and Security Agreement dated as of August 4, 2011]